UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2017

RYDER SYSTEM, INC.
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11690 NW 105th Street Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 500-3726

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ryder System, Inc. (the "Company") has appointed Frank Mullen, age 47, to serve as the Company's Vice President and Controller and principal accounting officer effective as of September 18, 2017. Mr. Mullen joins Ryder from Global Eagle Entertainment, a global provider of media, content, connectivity and data analytics, where he held the position of Senior Vice President and Chief Accounting Officer since 2016. From 2015 to 2016, he served as Vice President and Controller of Pinnacle Foods Inc., a manufacturer, marketer and distributor of branded food products. Prior to joining Pinnacle, Mr. Mullen held roles of increasing responsibility at Aramark, a provider of food service, facilities and uniform services, from 2000 through 2015, including Vice President and Assistant Controller from 2014 to 2015 and Associate Vice President – Corporate Accounting from 2006 to 2014. Mr. Mullen began his career in the Audit & Assurance practice of Arthur Andersen LLP. He holds a Bachelor of Science degree in accounting from Villanova University and is a Certified Public Accountant.

The following compensation arrangements for Mr. Mullen have been approved: (1) annual base salary of $300,000, (2) annual target bonus opportunity equal to 55% of his base salary (guaranteed to be paid out at target but prorated for the 2017 performance year), and (3) a long-term incentive award of 2,500 time-based restricted stock rights, granted on the first day of Mr. Mullen's employment. The time-based restricted stock rights will not vest until the third anniversary of the grant date, subject to Mr. Mullen's continued employment. In addition, subject to certain conditions, the Company will reimburse Mr. Mullen for his relocation costs and expenses. The compensation arrangements described above are reflected in an employment offer letter, a copy of which is attached hereto as Exhibit 10.1. The foregoing summary is qualified in its entirety by reference to the full text of the offer letter.

In addition, Mr. Mullen is eligible for certain severance benefits in the event his employment is terminated due to death, disability, without cause or after a change in control in accordance with the Company’s Executive Severance Plan that was filed with the SEC on February 14, 2017.

There is no arrangement or understanding between Mr. Mullen and any other person pursuant to which Mr. Mullen was appointed as Vice President and Controller and principal accounting officer. There are no family relationships between Mr. Mullen and any of the Company’s directors or executive officers, and the Company has not entered into any transactions with Mr. Mullen requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 18, 2017 announcing Mr. Mullen’s appointment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished by the Company pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01(d) Exhibits

Exhibit	Description
10.1	Employment Offer Letter for Frank Mullen, dated August 25, 2017, between Ryder System, Inc. and Frank Mullen
99.1	Press Release issued by Ryder System, Inc. on September 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 18, 2017                    RYDER SYSTEM, INC.
(Registrant)

By:     /s/ Robert D. Fatovic
Name:     Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer & Corporate Secretary